EXHIBIT 10.67













                       AST RESEARCH, INC.

                    PROFIT SHARING PLUS PLAN




















                      Amended and Restated

                          July 1, 1993



                                   TABLE OF CONTENTS
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                                                                        Page

          INTRODUCTION                                                    1

          SECTION 1 - DEFINITIONS                                         2
          1.1  Account                                                    2
          1.2  Administrative Committee                                   2
          1.3  Affiliated Companies                                       2
          1.4  Beneficiary                                                2
          1.5  Board of Directors                                         3
          1.6  Code                                                       3
          1.7  Disabled                                                   3
          1.8  Effective Date                                             3
          1.9  Eligible Compensation                                      3
          1.10 Eligible Employee                                          3
          1.11 Employee                                                   4
          1.12 Employer                                                   4
          1.13 Employer Discretionary Contribution Account                4
          1.14 Employer Discretionary Contributions                       4
          1.15 Employer Matching Contributions                            4
          1.16 Employer Matching Contribution Account                     4
          1.17 Employment Commencement Date                               4
          1.18 Entry Date                                                 5
          1.19 ERISA                                                      5
          1.20 Fiscal Year                                                5
          1.21 Highly Compensated Employee                                5
          1.22 Hour of Service                                            6
          1.23 Normal Retirement Date                                     6
          1.24 Participant                                                6
          1.25 Period of Service                                          6
          1.26 Period of Severance                                        7
          1.27 Plan                                                       7
          1.28 Plan Administrator                                         7
          1.29 Plan Year                                                  7
          1.30 Pre-tax Contribution Account                               7
          1.31 Pre-tax Contribution                                       7
          1.32 Rollover Account                                           8
          1.33 Rollover Contribution                                      8
          1.34 Separation from Service                                    8
          1.35 Severance From Service Date                                8
          1.36 Service                                                    8
          1.37 Temporarily Terminated                                     9
          1.38 Trust or Trust Fund                                        9
          1.39 Trustee                                                    9
          1.40 Valuation Date                                             9
          1.41 Additional Definitions in Plan                             9

SECTION 2 - PARTICIPATION AND SERVICE                                    10
          2.1  Participation                                             10
          2.2  Duration and Re-employment After Termination              10
          2.3  Inactive Participant                                      10
          2.4  Employees in a Bargaining Unit                            10
          2.5  Service                                                   11

          SECTION 3 - SALARY DEFERRAL                                    12
     3.1  Salary Deferral Agreement                                      12
          3.2  Participant Modification of Salary Deferral Agreement     12
          3.3  Procedure for Making and Revoking Salary Deferral
                Agreement                                                13
          3.4  Non-Discrimination Test For Deferrals (ADP Test)          13

          SECTION 4 - PLAN CONTRIBUTIONS                                 14
     4.1  Participant and Employer Contributions                         14
          4.2  Non-Discrimination Test for Employer Matching
                Contributions (ACP Test)                                 15
          4.3  Multiple Use of Alternative Limitations Under ADP
                and ACP Tests                                            16
          4.4  Corrective Procedures to Satisfy Discrimination Tests     16
          4.5  Return of Contributions                                   17

          SECTION 5 - ACCOUNT ADMINISTRATION                             20
     5.1  Types of Accounts                                              20
          5.2  Investment of Contributions                               20
          5.3  Valuation of the Trust Fund                               21
          5.4  Allocation of Trust Fund Earnings and Losses to
                Participant Account                                      21
          5.5  Account Statements                                        21
          5.6  Disposition of Forfeitures                                21

          SECTION 6 - BENEFITS AND FORMS OF PAYMENT                      22
     6.1  Benefits Upon Termination                                      22
          6.2  Time of Benefit Commencement                              22
          6.3  Form of Payment                                           23
          6.4  Withdrawals Prior to Termination                          23
          6.5  Loans                                                     25
          6.6  Death Benefits                                            25
          6.7  Direct Rollovers                                          26

          SECTION 7 - VESTING                                            28
     7.1  Vesting                                                        28
          7.2  Forfeitures                                               28
          7.3  Vesting Upon Reemployment                                 29

          SECTION 8 - LIMITATION ON CONTRIBUTIONS                        30
     8.1  Maximum Annual Contribution to the Plan                        30
          8.2  Additional Limitation Relating to Defined Benefit Plans   31

     SECTION 9 - TOP HEAVY PROVISIONS                                    33
     9.1  Scope                                                          33
          9.2  Top Heavy Status                                          33
          9.3  Minimum Contribution                                      35
          9.4  Limitation to Annual Additions in Top Heavy Plan          36
          9.5  Vesting                                                   36

          SECTION 10 - ADMINISTRATION OF THE PLAN                        37
     10.1 Plan Administrator                                             37
          10.2 Organization and Procedures                               37
          10.3 Duties and Authority of Administrative Committee          37
          10.4 Expenses and Assistance                                   38
          10.5 Bonding and Insurance                                     38
          10.6 Commencement of Benefits                                  38
          10.7 Appeal Procedure                                          39
          10.8 Plan Administration - Miscellaneous                       40
          10.9 Domestic Relations Orders                                 42
          10.10     Plan Qualification                                   43
          10.11     Deductible Contribution                              43
          10.12     Rollovers                                            43

          SECTION 11 - AMENDMENT AND TERMINATION                         45
     11.1 Amendment - General                                            45
          11.2 Amendment - Consolidation or Merger                       45
          11.3 Termination of the Plan                                   45
          11.4 Allocation of the Trust Fund on Termination of Plan       45

          SECTION 12 - FUNDING                                           46
     12.1 Contributions to the Trust Fund                                46
          12.2 Trust Fund for Exclusive Benefit of Participants          46
          12.3 Trustee                                                   46
          12.4 Investment Manager                                        46

          SECTION 13 - FIDUCIARIES                                       47
     13.1 Limitation of Liability of the Employer and Others             47
          13.2 Indemnification of Fiduciaries                            47
          13.3 Scope of Indemnification                                  47




                                  INTRODUCTION

This Plan was originally adopted on June 29, 1983, by AST Research, Inc., a
California corporation, hereinafter sometimes called the "Company".  The
Company desires to encourage loyalty, efficiency, continuity of service and productivity of its Employees. In order to accomplish these purposes, the Company established this Plan to provide incentives for its Employees and their Beneficiaries and to assist them in building financial security.

The Plan is hereby amended and restated in its entirety to be generally effective July 1, 1989, in order to incorporate several amendments and to comply with the requirements of the Tax Reform Act of 1986, the Omnibus Budget
Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the
Technical and Miscellaneous Revenue Act of 1988, and the Omnibus Budget
Reconciliation Act of 1989, legislative tax changes occurring during 1992/1993 and the Omnibus Budget Reconciliation Act of 1993. Certain provisions of this restated Plan have effective dates of July 1, 1987.




                                   DEFINITIONS
     The following terms when used herein, shall have the following meaning, unless a different meaning is plainly required by the context. Capitalized terms are used throughout the Plan text for terms defined by this and other sections.

 .0        Account

          "Account" means a Participant's Pre-tax Contribution Account (which includes a Participant's basic and voluntary contributions from the prior plan), Employer Matching Contribution Account, Employer Discretionary
     Contribution Account and Rollover Contribution Account.


 .1   Administrative Committee
     "Administrative Committee" means the Committee as from time to time constituted and appointed by the Employer to administer the Plan.

 .2   Affiliated Companies

          "Affiliated Companies" means

     ( )       the Employer,

     (a) any other corporation which is a member of a controlled group of corporations which includes the Employer (as defined in Section 414(b) of the Code),

     (b) any other trade or business under common control with the Employer (as defined in Section 414(c) of the Code), or

     (c) an affiliated service group which includes the Employer (as defined in Section 414(m) of the Code).

          For purposes of the limitation on benefits in Section 8, the determination of whether a corporation is an Affiliated Company will be made by modifying Sections 414(b) and (c) of the Code as specified in
     Section 415(h).

 .3   Beneficiary

          "Beneficiary" means the person or persons designated to be the Beneficiary by the Participant in writing to the Administrative
     Committee. In the event a married Participant designates someone other than his or her spouse as Beneficiary, such initial designation or subsequent change shall be invalid unless the spouse has consented on a form provided by the Administrative Committee, and such consent has been notarized or witnessed by a Plan representative. If a Participant fails to designate a Beneficiary or if no properly designated
     Beneficiary survives the Participant, benefits payable under the Plan as a result of the death of the Participant shall be made payable to the Participant's estate.

 .4   Board of Directors

          "Board of Directors" shall mean the Board of Directors of AST
     Research, Inc.

 .5   Code

          "Code" means the Internal Revenue Code of 1986, as amended.

 .6   Disabled

          "Disabled" means a physical or mental condition of an Employee which results from a bodily injury or disease or mental disease or mental disorder which renders him or her unable or incapable of engaging in any substantial gainful activity which impairment can be expected to result in death or be of a long continued and indefinite duration. The determination of a "Disabled" Employee shall be made by the Administrative Committee based upon medical authority.

 .7   Effective Date

          "Effective Date" means July 1, 1989 as amended and restated.  This
     Plan was originally effective June 29, 1983.

 .8   Eligible Compensation

          Beginning on July 1, 1994, "Eligible Compensation," for any Plan Year for purposes of determining the Pre-tax Contributions and Employer Matching
     Contributions means base pay including Participant Pre-tax Contributions to this Plan and Employee elective contributions to a cafeteria plan under Code Section 125, plus overtime, shift premium, and salary continuation, but excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), commissions, severance pay and bonuses. In no event shall Eligible Compensation include any compensation paid for services prior to the date the Employee becomes a Participant or after his or her Severance from Service Date. Prior to July 1, 1994,
     "Eligible Compensation" means a Participant's base pay paid by the Employer and excludes overtime and any bonuses or commissions.

          Notwithstanding the foregoing, Eligible Compensation in excess of $200,000 shall be disregarded. This $200,000 limit shall be automatically adjusted to the maximum permissible dollar limitation permitted by the Commissioner of the Internal Revenue Service under IRC Code Section
     401(a)(17). Effective for Plan Years beginning on or after December, 1993, Eligible Compensation shall be limited to $150,000. The $150,000 limit shall be automatically adjusted to the maximum permissible dollar amount. In determining Eligible Compensation of an Employee for purposes of this limitation, earnings of the spouse and any lineal descendants under age 19 shall be attributed to the Employee in accordance with Section 414(q)(6) of the Code.


 .9   Eligible Employee

          "Eligible Employee" means any Employee who meets the eligibility requirement of Section 2.1 and this section. "Eligible Employee" excludes any Employee who is a leased employee, piece work subcontractor, or covered under a collective bargaining agreement where retirement benefits were the subject of good faith bargaining which does not provide for retirement benefits under this Plan, or an Employee not on United States payroll.

 .10  Employee

          "Employee" means any person who is employed by the Employer as a common law Employee and any leased employee within the meaning of Code
     Section 414(n)(2); provided, however, if leased employees constitute twenty percent or less of the Employer's non-highly compensated work force, the term "Employee" shall not include a leased employee who is covered by a plan maintained by the leasing organization which meets the requirements of Code Section 414(n)(5).

 .11  Employer

          "Employer" means AST Research, Inc. or any Affiliated Company, which by resolution of the Board of Directors and with approval of the Affiliated
     Company has adopted this Plan as its own.

 .12  Employer Discretionary Contribution Account

          "Employer Discretionary Contribution Account" means an account established and maintained by the Employer to receive a Participant's share of Employer Discretionary Contributions to the Plan.

 .13  Employer Discretionary Contributions

          "Employer Discretionary Contributions" means the contribution made by the Employer to the Trust pursuant to Section 4.1(c).

 .14  Employer Matching Contributions

          "Employer Matching Contributions" means the contributions made by the Employer to the Trust pursuant to Section 4.1(b).

 .15       Employer Matching Contribution Account

          "Employer Matching Contribution Account" means an account established and maintained by the Trustee to receive a Participant's share of Employer
     Matching Contributions to the Plan.

 .16  Employment Commencement Date

          "Employment Commencement Date" means the latest of:

     ( )       the Employee's most recent date of employment (the day on
          which he or she is first credited with an Hour of Service) with the
          Employer; or

     (a) the date on which the Employee is first credited with an Hour of Service for the Employer during the current period of employment; or

     (b) the Employee's re-employment date if he or she incurs a Break-in-Service and is treated as a new Employee Pursuant to Section
          2.2.

               In addition to the above, the Administrative Committee in its discretion may grant Service credit to any group of persons who become Employees as a result of the acquisition of any asset, corporation, or other trade or business, for so much of their service with a previous employer as the Administrative Committee may specify.

               For Employees who were prior employees of the Tandy Electronics and GRiD Systems Divisions of Tandy Corporation as of the acquisition date, "Employment Commencement Date" shall be the later of the acquisition date or July 1, 1993.

 .17       Entry Date

          "Entry Date" means the first day of the month following an Employee meeting the eligibility requirements of Section 2.1.

 .18  ERISA

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and including all regulations promulgated pursuant thereto.

     .19  Fiscal Year

          "Fiscal Year" means the 52/53 week period ending on the Saturday closest to June 30.

 .20  Highly Compensated Employee

          "Highly Compensated Employee" means an Employee who, during the Plan
     Year or the twelve-month period preceding the Plan Year, is included in one of the following categories within the meaning of Section 414(q) of the Code and regulations thereunder:

          (a)  an Employee who was at any time a 5% owner of the Employer;

          (b) an Employee who received aggregate compensation from all the Affiliated Companies in excess of the dollar limitation under Section
          414(q)(1)(B) of the Code (as indexed);

          (c) an Employee who received aggregate compensation from all the Affiliated Companies in excess of the dollar limitation contained in Section 414(q)(1)(C) of the Code (as indexed) and was in the "top paid group" as defined in Section 414(q)(4) of the Code; or

     ( )       an officer of an Employer whose annual compensation exceeds
          50% of the dollar limitation under Section 415(b)(1)(A) of the Code
          (as indexed).

          An Employee described in subparagraphs (b) through (d) above for the Plan Year in question, who is not one of the 100 highest paid Employees in the current Plan Year, will not be considered a Highly Compensated
     Employee for the current year unless he or she was a Highly Compensated
     Employee in the preceding Plan Year.

          No more than 50 Employees shall be considered officers or if less, no more than the greater of (i) 3 or (ii) 10% of all Employees shall be considered officers. If all officers earn less than the Eligible
     Compensation threshold in subparagraph (d) above, then the highest paid officer shall be considered highly compensated.

          A former Employee shall be considered a Highly Compensated Employee if he or she was a Highly Compensated Employee when he or she separated from service or at any time after attaining age 55.

          Effective July 1, 1989, the Employer may elect to use the "Calendar
     Year calculation election" as permitted under IRS Temporary Regulation
     Section 1.414(q)-1T Q&A14(3)(b).

          The definition of "compensation" for purposes of this Section 1.21 is
     Section 415 wages paid for services rendered including overtime, commissions, bonuses and Employee Pre-tax Contributions to this Plan or to a cafeteria plan described in Code Section 125.

 .21  Hour of Service

          "Hour of Service" means each hour for which an Employee is paid or entitled to payment by for the performance of duties for the Employer or any Affiliated Company.

 .22  Normal Retirement Date

          "Normal Retirement Date" means the day the Participant reaches age 55 and is credited with five years of Service.

 .23  Participant

          "Participant" means any Eligible Employee who qualifies for participation pursuant to Section 2.1. A non-vested Participant shall cease to be a Participant on the date he or she terminates employment.
     A vested Participant shall cease to be a Participant when his or her benefit payments are completed.

 .24       Period of Service

          "Period of Service" means the period of time commencing with the Employment Commencement Date and ending on the Severance From Service
     Date. Non-successive periods are aggregated to determine the Employee's total Period of Service. For vesting and participation purposes, an Employee's Period of Service shall also include the following:

     ( )       Periods not in Service due to Temporary Termination; and

     (a) Periods of Service required by Section 414(a)(1) of the Code or under Treasury Regulations issued pursuant to Section 414(a)(2) of the Code, and Service with Affiliated Companies. Where the
          Employer maintains the plan or predecessor employer, service for such predecessor employer shall be treated as service for the Employer, as required by the Code.

          In addition to the above, the Administrative Committee in its discretion may grant to any group of persons who become Employees as a result of the acquisition of any asset, corporation, or other trade or business, for so much of their service with a previous employer as the Administrative Committee may specify. For Employees who were prior employees of the Tandy Electronics and GRiD System Divisions of Tandy
     Corporation as of the acquisition date, "Employment Commencement Date" shall be the later of the acquisition date or July 1, 1993.

 .25       Period of Severance

          "Period of Severance" means the period of time commencing at the Severance From Service Date and ending on the date the Employee again performs an Hour of Service for the Employer. However, such period shall commence one year later if a male or female Employee is absent due to pregnancy, birth or adoption of a child, or caring for a child immediately following birth or adoption. A one-year Period of Severance means a 12-consecutive month period beginning on the Severance from Service date and ending on the first anniversary of such date, provided that the Employee does not perform an Hour of Service for an Employer.

 .26  Plan

          "Plan" means the AST Research, Inc. Profit Sharing Plus Plan either in its previous or present form or as amended from time to time.

 .27  Plan Administrator

          "Plan Administrator" means the person or entity designated in Section
     10 to administer the Plan.

 .28  Plan Year

          "Plan Year" means the twelve month period commencing each July 1, and ending each June 30, from and after the Effective Date. However, for the period beginning June 27, 1992 and ending June 26, 1993, Plan Year means the 52/53 week period ending on that Saturday, June 26, 1993.

 .29  Pre-tax Contribution Account

          "Pre-tax Contribution Account" means an account established and maintained by the Trustee to receive a Participant's pre-tax contributions to the Plan.

 .30  Pre-tax Contribution

          "Pre-tax Contribution" means the amount a Participant elects to contribute pursuant to Section 3.1.

 .31  Rollover Account

          "Rollover Account" means an account established and maintained by the Trustee to hold a Participant's rollover contribution to the Plan.

          .32  Rollover Contribution

          "Rollover Contribution" means the amount a Participant elects to transfer to this Plan from another qualified plan pursuant to the terms set forth in Section 10.12 herein.

 .33  Separation from Service

          "Separation from Service" shall mean any termination of the employment relationship between an Employee and the Employer or an Affiliated Company, and shall be deemed to occur upon the earlier of:

          (1) the date upon which the Employee quits, is discharged, retires, or dies; or
               (2) the first anniversary of the first day of a period in which the employee is (and remains) absent from the service of the employer or an Affiliated Company for any reason (such as vacation, sickness, layoff, or leave of absence granted by the Employer or an Affiliate
          Company) not enumerated in paragraph (1) above.

          An Employee who transfers to a nonparticipating Affiliated Company shall not be treated as having a Separation from Service. An employee who is on leave of absence from work with the Employer or an Affiliated
     Company in order to serve in the Armed Forces of the United States shall not have a Separation from Service unless he fails to report for work at the end of such leave and prior to expiration of the period in which he has reemployment rights under law. The absence of any employee who fails to return to work within the allocated time shall be subject to the provisions of paragraph (2) above.

 .34       Severance From Service Date

          "Severance From Service Date" means the earlier of the date on which an Employee quits, retires, is discharged or dies, or the first anniversary of absence from work for any other reason.

 .35  Service

          "Service" with the Employer means periods for which an Employee is paid or entitled to payment for the performance of duties for the Employer as set forth in Section 2.4.

          The Administrative Committee shall also have the discretion to grant
     Service credit to any group of persons who become Employees as a result of the acquisition of any asset, corporation or other trade or business, for so much of their service with a previous Employer as the Administrative Committee may specify.

          For Employees who were prior employees of the Tandy Electronics and GRiD Systems Divisions of Tandy Corporation as of the acquisition date, "Employment Commencement Date" shall be the later of the acquisition date or July 1, 1993.

 .36       Temporarily Terminated

          Termination is deemed "Temporary" if the Employee is rehired and in Service within one year of the initial date of absence from work.

 .37  Trust or Trust Fund

          "Trust or Trust Fund" means the trust fund into which shall be paid all contributions and from which all benefits shall be paid under this Plan. The Trust Fund includes the Aggressive Stock Fund, the Balanced
     Fund, the Guaranteed Contract Fund and any other funds as may be established under the Plan.

 .38  Trustee

          "Trustee" means the trustee or trustees who receive, hold, invest, and disburse the assets of the Trust in accordance with the terms and provisions set forth in a trust agreement.

 .39  Valuation Date

          "Valuation Date" means each day the New York Stock Exchange is open.

 .40  Additional Definitions in Plan

          The following terms are defined in the following section of the Plan.

                                            Section
                                                  ACP Test  4.2
                                                  ADP Test  3.4
                                                  Aggregate Account   9.2  (e)
                                                  Aggregation Group   9.2  (h)
                                                  Annual Additions    8.1  (b)
                                                  Determination Date  9.2  (c)
                                                  Domestic Relations Orders
10.9
                                                  Key Employee   9.2  (g)
                                                  Lump Sum  6.3  (c)

1                 - PARTICIPATION AND SERVICE


 .0        Participation

          An Eligible Employee, as defined in Section 1.10, shall become a Participant in this Plan on the later of the Effective Date or the Entry
     Date on or after the latest of:

     ( )       attaining age 18;

     (a) a date that is six months (prior to January 1, 1991, twelve months) after the date an Employee first performs an Hour of Service with the Employer and is still an Eligible Employee on such date; and

     (b)       becoming an Eligible Employee.

 .1   Duration and Re-employment After Termination

          An Employee who becomes a Participant shall remain a Participant (or an inactive Participant) until he or she has a Separation from Service (as defined in Section 1.34), and shall continue to be a former Participant thereafter as long as he or she is entitled to receive any benefits.

          After a Period of Severance, upon the reemployment of a former
     Participant as an Eligible Employee, he or she shall immediately become a Participant.

          An Employee who has a Period of Severance prior to becoming a Participant or prior to becoming eligible to participate and is later reemployed shall become eligible to participate and become a Participant upon rehire as an Eligible Employee on the Entry Date on or after the date such individual fulfills the requirements of Section 2.1.

 .2   Inactive Participant

          Any Participant who transfers to an employment status with the Employer or an Affiliated Company in which he or she is no longer an Eligible Employee shall become an inactive Participant. An inactive
     Participant shall not be eligible to make Pre-tax contributions based on pay earned after the date of his or her transfer during the period he or she is an Employee. If a Participant becomes an inactive Participant, his or her Account shall continue to be held under the Plan until he or she becomes entitled to a distribution under Section 6.

 .3   Employees in a Bargaining Unit

          An Employee belonging to a collective bargaining unit, which has entered an agreement with the Employer that does not provide for retirement benefits under this Plan, shall not qualify for participation. If such an Employee is a Participant when such an agreement is entered, the Employee shall cease active participation on the effective date of the bargaining agreement. If such an agreement provides for Plan participation, a covered
     Employee may continue or resume participation.

 .4        Service

          Service is used to determine an Employee's eligibility and vesting under the Plan. An Employee shall be credited with Service for the period of time during which the employment relationship exists between the Employee and the Company or an Affiliated Company, the length of which shall be determined, in completed years and months, by counting the number of anniversaries of the date on which credit for Service begins during the following periods of time:

     ( )       Credit shall be given to an Employee for the period of time beginning on the first day on which he or she first performs an
          Hour of Service and ending on the date of such Employee's
          Severance from Service Date.

     (a) Credit shall be given to an Employee for each period beginning upon the Severance from Service Date and ending upon the first day on which he or she first performs an Hour of Service thereafter but only if the Employee is reemployed and performs such Hour of Service within 12 months of the date of such Severance from Service Date and prior to incurring a five year Period of Severance. In the case of an Employee who is absent from employment under circumstances such as vacation, sickness, layoff or leave of absence granted by the Employer or an Affiliated Company, and then quits, is discharged, or Retires, the first day of such absence shall be considered the Severance from Service Date for purposes of the preceding sentence.

     (b) Credit shall be given to an Employee after the Severance from Service Date for any period beginning on the day on which the Employee first performs an Hour of Service after his rehire and ending on the date the Employee has a Severance from Service Date thereafter.

     (c) Whenever the total number of years of Service of an Employee must be ascertained under this Plan, all noncontinuous periods of Service which are credited to such Employee under paragraphs (a), (b), and (c) above, shall be aggregated. For purposes of aggregating such years of Service, the Employer shall calculate an adjusted hire date upon each rehire so that the Participant's entire period of Service can be determined by reference thereto.

     (d) Notwithstanding the foregoing provisions of this section, the Administrative Committee in its discretion may grant Service credit to any group of persons who become Employees as a result of the acquisition of any asset, corporation, or other trade or business, for so much of their service with a previous employer as the Administrative Committee may specify. For purposes of eligibility to participate, employees of the Tandy Electronics and GRiD Systems
          Divisions of Tandy Corporation shall receive credit for all prior service with Tandy Corporation. For purposes of vesting, however, such employees shall only receive credit for service from the later of the date of acquisition or July 1, 1993.

2                       -SALARY DEFERRAL


 .0   Salary Deferral Agreement

     ( )       A Participant may enter into a salary deferral agreement with the
          Employer.  Such agreement shall authorize the Employer to make payroll deductions equal to a whole percentage of Eligible Compensation from
          1% up to and including 12%, designated as Pre-tax Contributions.

               The salary deferral agreement shall be effective on the first day of the payroll period coinciding with or following the Entry Date, which coincides with or next follows completion of the agreement, and shall remain in effect until such agreement is superseded by a subsequent agreement or revoked.
          Deferrals shall be deducted from a Participant's Eligible Compensation each payroll period (every two weeks), except for those periods in which the deferral amount exceeds the amount remaining after other payroll deductions.  In the event a deduction is not taken in a payroll period, the Administrative
          Committee, with sole discretion, shall determine whether there will be a make-up deduction in a subsequent payroll period.

     (a)       Maximum Dollar Contribution

               Notwithstanding the foregoing, Pre-tax Contributions for any calendar year shall not exceed the maximum dollar limitation on elective deferrals under Section 402(g) of the Code as indexed.

 .1   Participant Modification of Salary Deferral Agreement

          The payroll deduction percentages designated in the Participant's salary deferral agreement shall continue in effect regardless of changes in
     Eligible Compensation until the Participant elects in writing to change the percentage.  A Participant may suspend and/or stop making deferrals at any time by advising the Administrative Committee in writing.  Such written notice shall become effective on the date specified on the notice which could be up to 30 days after the notice has been received by the Administrative Committee.  A
     Participant's salary deferral agreement shall automatically be canceled upon a
     Participant's Severance from Service Date.

          A Participant may increase or decrease salary deferrals each calendar quarter or during an announced enrollment period by completing a new salary deferral agreement which must be filed with the Administrative Committee at least 30 days prior to the calendar quarter for which the Participant desires the change to become effective.  Any such new agreement shall become effective on the first day of such calendar quarter.  Completion of a salary deferral agreement shall automatically revoke all prior salary deferral agreements entered into by a Participant.

          For a voluntary suspension of contributions, a Participant may resume contributions effective on the first day of any calendar quarter by completing a new salary deferral agreement and submitting it to the Administrative Committee at least thirty (30) days before the effective date.  If suspension was imposed as a result of a hardship distribution, then a Participant may resume contributions on the first calendar quarter after the imposed suspension by completing a new salary deferral agreement and submitting it to the
     Administrative Committee at least thirty (30) days before the effective date.

 .2   Procedure for Making and Revoking Salary Deferral Agreement

          The salary deferral agreement and any modification or revocation thereof shall be made by the Participant on such form, within such time and in accordance with such rules and procedures as prescribed by the Administrative
     Committee.

 .3   Non-Discrimination Test For Deferrals (ADP Test)

          For each Plan Year beginning on or after July 1, 1987, the Plan must meet one of the actual deferral percentage (hereinafter "ADP") tests described below to satisfy the non-discrimination requirement.  For purposes of this ADP test, Eligible Employees who do not qualify for participation pursuant to
     Section 2 shall not be considered.

     ( )       The ADP for the group of Eligible Employees who are Highly Compensated
          Employees does not exceed the ADP for all other Eligible Employees multiplied by
          1.25; or

     (a)       The ADP for the group of Eligible Employees who are Highly Compensated
          Employees (i) is not more than two percentage points higher than the ADP for all other Eligible Employees and (ii) does not exceed the ADP for all other Eligible
          Employees multiplied by 2.

          The ADP for a specified group of Eligible Employees shall be the average of the ratios (calculated separately for each Employee in the group to the nearest one-hundredth of one percent of the Employee's compensation as defined in Code Section 415(c)(3)) of (i) Participant Pre-tax Contributions to
     (ii) the Employee's compensation, determined in accordance with Code Section
     401(k) and regulations pursuant thereto.

          In applying the foregoing tests, compensation as defined in Code
     Section 415(c)(3) paid to and pre-tax contributions on behalf of eligible family members (as defined in Code Section 414(q)(6)(B)) of a Highly Compensated
     Employee who is a 5% owner or in the group consisting of the ten Highly
     Compensated Employees paid the greatest compensation shall be combined and deter mined as one and attributed to the Highly Compensated Employee, and such family member shall not be considered a separate employee.

          If, for any Plan Year, a Highly Compensated Employee is also eligible to participate in another cash or deferred arrangement maintained by any
     Affiliated Company, then the ADP of such Highly Compensated Employee shall be determined by treating all the cash or deferred arrangements in which he or she is eligible to participate and this Plan as one arrangement.


3                     -PLAN CONTRIBUTIONS


 .0   Participant and Employer Contributions

     ( )       Participant Payroll Deduction Contributions

               The Employer shall make a Participant contribution on behalf of each active Participant in an amount equal to 100% of the salary deferral amount pursuant to the Participant's salary deferral agreement for each payroll period.
          Participant contributions shall be credited to the Participant's Pre-tax
          Contribution Account.

               The Employer shall pay at least monthly the Participant contribution for each payroll period in cash to the Trustee.

     (a)       Employer Matching Contributions

               The Employer may make an Employer Matching Contribution in an amount equal to 100% up to the first 2% of Eligible Compensation deferred and
          50% of the amount from 2% up to 6% of Eligible Compensation deferred as a
          Participant's Pre-tax Contributions not to exceed during the Plan Year the limit contained in Section 3.1(b).  Only actual Eligible Compensation earned while an
          Employee was eligible to Participate in the Plan and actively participating shall be used for determining a Participant's Employer Matching Contribution.

               A Participant shall receive an Employer Matching Contribution on contributions made during the calendar month in the event the Plan Administrator suspends Participant Pre-tax Contributions to avoid failing IRS nondiscrimination tests or such contributions are suspended voluntarily by the
          Employee.  The Employer Matching Contribution shall be determined and credited to the Participant's Employer Matching Contribution Account monthly.

               The Employer shall pay the Employer Matching Contributions for each month to the Trustee within a reasonable time as set forth in subsection
          (d) below.

     (b)       Employer Discretionary Contributions

               The Employer may also make an Employer Discretionary Contribution for any Plan Year.  An Employer Discretionary Contribution may be made on behalf of each eligible Participant who is employed on the earlier of the last day of the Plan Year or the last day of the Employer's Fiscal Year, regardless of whether such eligible Participant has been making Participant contributions to the Plan.

               In no event shall the Employer Discretionary Contribution be allocated on any compensation for services prior to the date the Employee becomes a Participant or after the date the Employee ceases to be a Participant.
          Notwithstanding the foregoing, for purposes of this section, Eligible
          Compensation in excess of $200,000 shall be disregarded.  This $200,000 limit shall be automatically adjusted to the maximum permissible dollar limitation permitted by the Commissioner of the Internal Revenue Service.  Effective for
          the Plan Year beginning on or after December 1993, this limit is $150,000 as adjusted.

               Employer Discretionary Contributions are allocated on the basis of the ratio each Participant's Eligible Compensation for the Plan Year bears to the total Eligible Compensation for the Plan Year of all Participant's eligible to receive a contribution.  Only actual Eligible Compensation earned while an
          Employee was eligible to participate in the Plan shall be used for allocation.
          The Employer Discretionary Contribution shall be made regardless of whether a
          Participant makes salary deferral contributions.

     (c)       Time of Contribution

               The Employer shall pay the Employer Contributions for a Plan Year to the Trustee within a reasonable time after such Plan Year but in no event later than the due date for filing the Employer's federal income tax return plus any extensions.

 .1   Non-Discrimination Test for Employer Matching Contributions (ACP Test)

          For each Plan Year beginning on or after July 1, 1987, the Plan must meet one of the average contribution percentage (hereinafter "ACP") tests described below to satisfy this non-discrimination requirement.  For purposes of this ACP test, Eligible Employees who do not qualify for Participation pursuant to Section 2 shall not be considered.

     ( )       The ACP for the group of Eligible Employees who are Highly Compensated
          Employees does not exceed the ACP for all other Eligible Employees multiplied by
          1.25; or

     (a)       The ACP for the group of Eligible Employees who are Highly Compensated
          Employees (i) is not more than two percentage points higher than the ACP for all other Eligible Employees and (ii) does not exceed the ACP for all other Eligible
          Employees multiplied by 2.

          The ACP for a specified group of Eligible Employees shall be the average of the ratios (calculated separately for each Employee in the group to the nearest one-hundredth of one percent of the Employee's compensation as defined in Code Section 415(c)(3)) of Employer Matching Contributions on behalf of each such Employee to (ii) the Employee's Eligible Compensation (as defined in Code Section 415(c)(3)) determined in accordance with Code Section 401(m) and regulations pursuant thereto.

          In applying the foregoing tests, Eligible Compensation paid to and
     Employer Matching Contributions on behalf of family members (as defined in Code
     Section 414(q)(6)(B) of a Highly Compensated Employee who is a 5% owner or in the group consisting of the ten Highly Compensated Employees paid the greatest
     Eligible Compensation shall be attributed to the Highly Compensated Employee, and such family member shall not be considered a separate Employee.

          If, for any Plan Year, a Highly Compensated Employee is also eligible to participate in another plan offering employer matching contributions maintained by any Affiliated Company, the ACP of such Highly Compensated
     Employee shall be determined by aggregating all such contributions.

 .2   Multiple Use of Alternative Limitations Under ADP and ACP Tests

          If the sum of the ADP and ACP for Highly Compensated Employees
     determined under Section 3.4 and Section 4.2, respectively, after correcting any excess deferrals or contributions pursuant to Section 4.5, exceeds the Aggregate
     Limit defined below, then Highly Compensated Employee contributions shall be further limited pursuant to this section.  This multiple use limitation shall be applied in accordance with the provisions of Proposed Treas. Reg. Sections
     1.401(m)-1 and 1.401(m)-2.

          The Aggregate Limit means the sum of:

     ( )       1.25 multiplied by the greater of (i) the ACP, or (ii) the ADP for the group of all Eligible Employees who are not Highly Compensated Employees, and

     (a)       the lessor of:

          ( )            two plus the lesser of (i) the ACP, or (ii) the ADP for the group of all Eligible Employees who are not Highly Compensated Employees; or

          (i)            two multiplied by the lesser of (i) the ACP, or (ii) the ADP for the group of all Eligible Employees who are not Highly Compensated Employees; or

     (b)       the sum of:

          ( )            1.25 multiplied by the lesser of (i) the ACP, or (ii) the ADP for the group of all Eligible Employees who are not Highly Compensated Employees;
               and

     (c)       the lesser of:

          ( )            two plus the greater of (i) the ACP, or (ii) the ADP for the group of all Eligible Employees who are not Highly Compensated Employees; or

          (i)            two multiplied by the greater of (i) the ACP, or (ii) the ADP for the group of all Eligible Employees who are not Highly Compensated Employees.

          In the event contributions exceed this Aggregate Limit, unmatched
     Participant Pre-tax Contributions and then matched pre-tax contributions shall be considered excess contributions pursuant to the applicable subparagraph of
     Section 4.5 and shall be returned to Highly Compensated Employees pursuant thereto.

 .3   Corrective Procedures to Satisfy Discrimination Tests

          If at any time during a Plan Year the Administrative Committee determines on a projected basis that it is necessary to reduce the Participant
     Pre-tax Contributions or Employer Matching Contributions to satisfy  the dollar limit on annual deferrals, the ADP non-discrimination test, the ACP non-
     discrimination test, or the multiple use of alternative limitations test, it shall have the authority to do so in such amounts and for such periods of time as it shall deem necessary under the circumstances.

          The Administrative Committee may, in its sole discretion, elect to aggregate Employer Matching Contributions and/or Employer Discretionary
     Contributions with Participant Pre-tax Contributions to the extent necessary to satisfy the ADP discrimination test provided such aggregation does not itself result in discrimination.  Notwithstanding any Plan provisions to the contrary, any Employer contributions so aggregated shall be 100% vested, may not be withdrawn upon hardship, and the ACP test must be passed without taking such
     Employer contributions into account.

          The Administrative Committee may also, in its sole discretion, elect to aggregate Employer Discretionary Contributions with Employer Matching
     Contributions to the extent necessary to satisfy the ACP discrimination test, provided such aggregation does not itself result in discrimination.

 .4   Return of Contributions

     ( )       Nondeductibility or Mistake of Fact

               The amount of contribution made to the Plan by the Employer for any Plan Year shall be conditioned upon its deductibility.  If nondeductible, or if the contribution is in excess of the amount required under Section 4.1 and such excess payment is due to mistake of fact, the Employer shall recover such nondeductible or excess contribution within one year after the date the contribution is made to the Trustee.  The return of a contribution shall be permitted hereunder only if the amount so returned (i) is the excess of the amount actually contributed over the amount which would have otherwise been deductible or contributed, (ii) does not include the earnings attributable to such contribution, and (iii) is reduced by any losses attributable to such contribution.

     (a)       Contributions in Excess of Dollar Limitation

               An excess deferral exists if pre-tax contributions under this
          Plan together with any other plans subject to the deferral limit in Code Section
          402(g) (as indexed) exceed such dollar limitation for any calendar year beginning on or after January 1, 1987.

               In the event an excess deferral exists in plans maintained by the
          Employer, and any other employer, and a Participant submits a written request for a return of excess deferrals by March 1, following the calendar year in which an excess deferral occurs, the Administrative Committee shall distribute such excess deferral, adjusted for investment gains or losses, less amounts previously returned pursuant to subparagraph (c), no later than April 15, following the calendar year in which the excess deferral occurred.  Such written request shall contain information which the Administrative Committee may require.

     (b)       Adjustment for Income

               An excess deferral distributed to a Participant shall be adjusted for income or loss by calculating the total income or loss allocable to the
          Participant's Pre-Tax Contribution Account for the calendar year multiplied by a fraction, the numerator of which is such Participant's excess deferrals for the
          Plan Year and the denominator is the balance in the Participant's Pre-tax
          Contributions Account without regard to any income or loss occurring during such calendar year or by any other such reasonable formula as determined by the
          Administrative Committee.

               The Administrative Committee may, in its discretion and
          consistent for all affected Participants, pay income calculated at the rate of ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

     (c)       ADP Excess Contribution

               An ADP excess contribution exists if contributions under this
          Plan on behalf of Highly Compensated Employees fail to meet the ADP test described in Section 3.4.  Within twelve months after the end of the Plan Year for which there is an excess, contributions which exceed the ADP limitation adjusted for earnings and losses (using the method described in Section 4.5(b)
          above) less amounts previously returned pursuant to subparagraph (b), shall be distributed to Highly Compensated Employees by reducing each Highly Compensated
          Employee's deferral in order of deferral percentages beginning with the highest.
          Pre-tax Contributions distributed under this provision shall not be eligible for
          Employer Matching Contributions.

     (d)       ACP Excess Contribution

               An ACP excess contribution exists if contributions under this
          Plan on behalf of Highly Compensated Employees fail to meet the ACP test described in Section 4.2.  The amount of the ACP excess contribution to be either forfeited or distributed under (i) or (ii) below for each Participant whose Eligible Compensation and Employer Matching Contributions are aggregated with family members shall be determined in accordance with Treasury Regulation
          Section 1.401(m)-1(e)(2)(iii).  "Family member" means a Participant's spouse and linear ascendants or descendants and the spouses of such ascendants or descendants.  Within twelve months after the end of the Plan Year for which there is an excess, Employer Matching Contributions of Highly Compensated
          Employees which exceed the ACP limitation shall be reduced, taking the highest contribution percentage first, as follows:

          ( )            Any amount reduced from Employer Matching Contributions shall be forfeited, with related earnings, to the extent of any unvested balance in the
               Employer Matching Contribution Account of the Employee to whom it applies.  The unvested balance shall be determined before the reduction.  Amounts so forfeited shall be administered in accordance with Section 5.6.

          (i)            Any amount reduced from Employer Matching Contributions not forfeited under (i) above shall be distributed, with related earnings, to the
               Employee to whom it applies.

          (ii)           For purposes of this Section 4.5(d), related earnings shall be calculated using the method described in Section 4.5(b) above.



4                   -ACCOUNT ADMINISTRATION


 .0   Types of Accounts

          All contributions shall be made to the Trust Fund which will have the following types of accounts for each Participant:

     ( )       Pre-tax Contribution Account
     (a)       Employer Matching Contribution Account
     (b)       Employer Discretionary Contribution Account
     (c)       Rollover Contribution Account

 .1   Investment of Contributions

          The Trust Fund shall be divided into one or more investment subfunds.
     Effective July 1, 1991, there shall be five subfunds:  the GIC Managed Income
     Portfolio (previously the GIC Open-End Portfolio), Fidelity Balanced Fund,
     Fidelity Equity-Income Fund, Fidelity Magellan Fund, and Fidelity Growth Company
     Fund.  Effective August 1, 1995, the Administrative Committee shall, from time to time, select a diversified group of investment subfunds for the investment of the Trust Fund.  The Administrative Committee shall furnish descriptions of the subfunds to Participants which describe the features of the subfund.  Any subfund may hold for investment any assets permitted by the terms of the Trust agreement, including without limitation, cash or other types of short-term investments.  Additional subfunds may be established by agreement between the
     Administrative Committee and the Trustee.

          Each Participant may direct investment of his or her Accounts among the available investment subfunds subject to the rules of the Administrative
     Committee and other provisions of this Plan.  An investment request shall remain effective with regard to all subsequent amounts credited to a Participant's
     Account, until changed in accordance with the provisions of this section.

     ( )       When Participation Commences

               A Participant may allocate initial contributions to his or her
          Account among the investment subfunds, in 1% increments, by giving written direction to the Administrative Committee.  Contributions for which a
          Participant does not make a valid direction will be allocated to a subfund designated by the Administrative Committee that best protects the  principal from market fluctuations.

     (a)       Changing Future Contributions

               A Participant may change his or her investment election with respect to future contributions at any time by telephone access to Fidelity in accordance with the procedures established by the Administrative Committee.
          Future contributions must be allocated among the investment subfunds in 1% incre ments.

     (b)       Changing Existing Contributions

               A Participant may change his or her investment election with respect to an existing Account at any time by telephone access to Fidelity in accordance with the procedures established by the Administrative Committee.
          Existing account balances may be changed among the various investment options in
          1% increments so that the total value of the Participant's Accounts equals 100%.

 .2   Valuation of the Trust Fund

          The fair market value of the Trust Fund shall be determined as of each
     Valuation Date and at any time specifically requested by the Plan Administrator in its sole discretion.  Any portion of the Trust Fund held under an insurance contract in which asset values are only maintained on a book value basis, shall have that portion of the Trust Fund valued at book value rather than market value.

 .3   Allocation of Trust Fund Earnings and Losses to Participant Accounts

          As of each Valuation Date, any increase or decrease in the fair market value (including interest, dividends, realized and unrealized gains and losses)
     of any subfund shall be allocated among the Participant Accounts on the basis of the Participant's balance compared to the balance for all Participants in the particular subfund held in the Accounts as of that day.

 .4   Account Statements

          Each Participant shall be provided with a statement of his or her
     Accounts under the Plan showing the Account values at least quarterly.  If within thirty (30) days after the statement is mailed the Participant makes no objection to the statement, it shall become binding and conclusive on the
     Participant and any Beneficiary.

 .5   Disposition of Forfeitures

          As of each Valuation Date, amounts forfeited during the Plan Year by any Participant shall first be used to restore Employer Matching Contribution
     Accounts and then Employer Discretionary Contribution Accounts of rehired
     Participants to the extent required by Section 7, and then to reduce equally the
     Employer Matching Contributions and then Employer Discretionary Contributions of all Employers (regardless of which Employers employed Participants who incurred the forfeitures) for the calendar quarter.  If the amount of forfeitures occurring in a calendar quarter exceeds the amount of Employer Matching and
     Employer Discretionary Contributions for such calendar quarter, the excess (if any) shall be held in a suspense account and allocated in lieu of Employer
     Matching and Employer Discretionary Contributions in the succeeding calendar quarter.  No further Employer Matching and Employer Discretionary Contributions
     shall be made until any balance in the suspense account is exhausted.  If the
     Plan is terminated while a balance exists, the balance shall be allocated to the
     Employer Matching and Employer Discretionary Contribution Accounts of
     Participants per capita to the extent of the maximum amount permitted under
     Section 8.1.

5                -BENEFITS AND FORMS OF PAYMENT


 .0   Benefits Upon Termination

          A Participant shall be eligible to receive a distribution of his or her Accounts, to the extent vested, upon termination of employment, death or Disability.

          Notwithstanding the foregoing, in the event a Participant again becomes an Employee before benefits commence, he or she shall no longer be eligible to receive a distribution.

 .1   Time of Benefit Commencement

     ( )       Benefit Commencement

               Benefits shall be paid as soon as practicable following a request for benefit commencement and determination of the amount of payment under
          Section 6.2(b).  The precise timing of any distribution is subject to normal processing delays and other administrative urgencies or special circumstances affecting the distribution and cannot be guaranteed.  No interest or investment gains or losses will be allocated for the processing period with respect to an amount that is distributed.  Furthermore, unless the Participant otherwise elects according to the terms of the Plan, payment of a Participant's benefit must  begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (1) the Participant's attaining age 65; (2) the 10th anniversary of the year in which the Participant commenced participation in the
          Plan; or (3) the Participant's Severance from Service Date.  Participants and
          Beneficiaries may request benefit commencement as described below.

          ( )            Participant

                         A Participant who is eligible for benefits may request
               benefit commencement by written notice to the Administrative Committee.
               Benefits may commence at any time following termination and on or before the date the Participant attains or would have attained age 70-1/2.  If such a
               Participant fails to request benefit commencement, he or she shall be deemed to have requested that benefits commence at Normal Retirement Date, but not later than on the date the Participant attains or would have attained age 70-1/2.

          (i)            Beneficiary

                         A Beneficiary who is eligible for benefits shall
               receive benefits within a reasonable time following the date of the
               Participant's death unless the Beneficiary elects to postpone commencement of benefits to the first day of any month on or before the Participant's Normal
               Retirement Date determined as if he or she survived.

          (ii)           Age 70-1/2 Limitation

                         In no event shall benefits commence later than April 1,
               following the calendar year in which the Participant attains age 70-1/2, regardless of whether the Participant continues in Service after that date.

     (a)       Amount of Payment

               The amount distributed shall be based on the Account balance determined as of the later of: (1) the Valuation Date coinciding with or following the date the Participant terminates employment, or (ii) any later
          Valuation Date which next precedes the date benefits commence as the
          Administrative Committee, in its sole discretion, shall determine.

     (b)       Small Benefits

               Notwithstanding any election to commence benefits or lack
          thereof, the Administrative Committee shall distribute a benefit which is
          $3,500.00 or less, in a lump sum as soon as practicable following termination of employment, death or Disability, without Participant or Beneficiary consent.
          Normal tax withholding rules will be applied as required upon distribution.

          (d)  Outstanding Loans

               If at the time of benefit commencement a Participant has as outstanding loan balance, such balance shall be due and payable in full upon
          Separation from Service.  Any portion of the outstanding balance not paid in full shall be deemed a distribution, regardless of whether the Account balance is greater than $3,500.

 .2   Form of Payment

          Benefits shall be payable in the form of a lump sum cash payment.  A
     Lump Sum distribution shall be a single sum cash payment which represents the
     Participant's entire interest in the Plan.  Normal tax withholding rules will be applied as required upon distribution.

 .3        Withdrawals Prior to Termination

     ( )       General Withdrawals

               A Participant who has attained age 59-1/2 may withdraw up to the balance of his vested Participant Pre-tax Contribution and Rollover Contribution
          Accounts (valued as of the next Valuation Date) as a single sum distribution by submitting a written request to the Administrative committee.

     (a)       Hardship Withdrawal

               A Participant may apply to the Administrative Committee for a hardship withdrawal prior to termination of employment of his or her:

          ( )            Pre-tax Contributions Account balance as of the Valuation Date closest to, but preceding July 1, 1989;

          (i)            Pre-tax Contributions after June 30, 1989, excluding earnings thereon; and

               (iii)     Rollover Account balance.

               A hardship distribution shall be deducted first from the category of available amount described in (b)(ii) herein and then from the category of available amounts described in (b)(i) herein.  Any amount remaining in a
          Participant's Pre-Tax Contribution Account after a hardship withdrawal shall be distributed in accordance with the terms of the Plan.

               Effective July 1, 1994, only one hardship withdrawal shall be permitted during the Plan Year.

               All hardship withdrawals are subject to Administrative Committee approval.  A hardship withdrawal shall only be approved if it is for a specific type of expense and if it is necessary to satisfy such expense.  Hardship withdrawals are available only to pay for the following expenses:

                    (i)  medical expenses in Code Section 213(d) incurred by the
               Participant, or his or her spouse or dependents (as defined in Code Section
               152);

                    (ii) purchase (excluding mortgage payments) of a principal residence for the Participant;

                    (iii)     tuition and related educational fees for the next
               twelve months of post-secondary education for the Participant, his or her spouse, children, or dependents; or

                    (iv) preventing eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

               A distribution shall be deemed to be necessary to satisfy an expense described in (i) through (IV) above if both of the following requirements are satisfied:

                    (i) the distribution is not in excess of the amount of such expense; and

                    (ii) the Participant has obtained all distributions (other than hardship distributions), and all nontaxable loans currently available under all plans maintained by the Employer.

               Participant pre-tax contributions to this or any other qualified retirement plan or non-qualified deferred compensation plan maintained by the
          Employer shall be suspended for six (6) months after a hardship withdrawal.
          Following a 6-month suspension, the Participant may resume contributions pur suant to Section 3.1.  Effective for hardship withdrawals requested on or after
          July 1, 1994, the suspension period shall be twelve (12) months after a hardship withdrawal.

               In addition, the Participant may not make a pre-tax contribution to the Plan or any other plan maintained by the Employer for the Participant's taxable year immediately following the taxable year of the hardship withdrawal, in excess of pre-tax contributions allowable in Section 3.1 for the next taxable year less the amount of such Participant's pre-tax contributions for the taxable year of the hardship withdrawal.

               Notwithstanding the foregoing, a Participant whose contributions have been suspended for six (6) months [twelve (12) months effective July 1,
          1994] due to a hardship withdrawal shall be deemed to be an Eligible Employee for purposes of the ADP test in Section 3.4, ACP test in Section 4.2, and multiple use test in Section 4.3.

 .4        Loans

          A Participant may apply to the Administrative Committee for a loan from his or her vested Accounts prior to termination.  All policies and procedures concerning the granting of loans shall be governed by the AST
     Research, Inc. Profit Sharing Plus Plan Loan Policy and Procedure Statement
     (hereinafter, "Loan Policy and Procedure Statement").  The Loan Policy and
     Procedure Statement is incorporated in full herein by this reference as though set forth in full.

          The Participant's vested nonforfeitable right to his or her Accounts shall be determined without regard to any accumulated deductible employee contributions as the term is defined in Code section 72(o).  Loan amounts shall be deducted from each vested Account pursuant to the terms of the Loan Policy and Procedure Statement.

 .5   Death Benefits

          If a Participant dies prior to the commencement of benefits, the Beneficiary shall receive a distribution of the Participant's Accounts at the time and in the form described below.

     ( )       Benefit Commencement

               Benefits for a non-spouse Beneficiary shall commence as soon as practical following the Valuation Date coinciding with or next following the
          Participant's death.

               A spouse Beneficiary who is eligible for death benefits may request benefit commencement by written notice to the Administrative Committee.
          Benefits may commence at any time after the Participant's death and on or before
          April 1, following the calendar year in which the Participant would have attained age 70-1/2.  Benefits shall be paid as soon as practicable following a request for payment and in any event not later than one year after the
          Participant's death.

               If the spouse Beneficiary fails to request benefit commencement, benefits shall commence on or immediately preceding April 1, following the calendar year in which the Participant would have attained age 70-1/2 if he or she had survived.

     (a)       Form of Payment

               Death benefits for a Beneficiary shall be paid in the form of a lump sum cash payment.

     (b)       Amount of Payment

               The amount distributed shall be based on the Account balance determined as of the later of:  (i) the Valuation Date coinciding with or next following the date of the Participant's death, or (ii) any later Valuation Date which next precedes the date benefits commence.

     (c)       Small Benefits

               Notwithstanding any request for benefit commencement, or lack thereof, the Administrative Committee shall distribute any benefit which is
          $3,500.00 or less pursuant to Section 6.3(c).

          (e)  Outstanding Loans

               If a Participant dies prior to the commencement of benefits with an outstanding loan balance, such balance shall be due and payable in full from the Account payable to the Beneficiary.  Any portion of the outstanding balance not paid in full shall be deemed a distribution, regardless of whether the
          Account balance is greater than $3,500.

     Direct Rollovers
          This Section applies to distributions made on or after January 1,
     1993.  Notwithstanding any provision of the plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an
     Eligible Retirement Plan specified by the Distributee in a direct rollover.

          ( )  Definitions

                         (i)  Eligible Rollover Distribution.  An Eligible
               Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (ii) Eligible Retirement Plan.  An Eligible Retirement Plan
               is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution.  However, in the case of an Eligible Rollover
               Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                    (iii)     Distributee.  A Distributee includes an employee
               or former employee.  In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                    (iv) Direct Rollovers.  A Direct Rollover is a payment by
               the plan to the eligible retirement plan specified by the Distributee.

6                           -VESTING


 .0        Vesting

     ( )       Participant Pre-tax Contribution Account and Rollover Contribution
          Account

               Each Participant shall have a 100% vested, nonforfeitable right to his or her Pre-tax Contribution Account and Rollover Contribution Account.

     (a)       Employer Matching Contribution Account and Employer Discretionary
          Contribution Account

               Each Participant shall have a vested, nonforfeitable right to his or her Employer Matching Contribution Account and Employer Discretionary
          Contribution Account based on his or her Service multiplied by the appropriate vesting percentage in accordance with the following table:

                               Completed Periods of Service Vesting Percentage

                                     Less than 1  0%
                                                      1    20%
                                                           2    40%
                                               3  60%
                                               4  80%
                                      5 or more   100%

               In addition, each Participant shall have a 100% vested,
          nonforfeitable right to his or her Employer Matching Contribution Account and
          Employer Discretionary Contribution Account upon reaching age 65, death, or
          Disability, provided he or she is an Employee on such date.

               For purposes of vesting, service with the Tandy Electronics and
          GRiD Systems Divisions of Tandy Corporation prior to an Employee's Employment
          Commencement Date shall not be counted.

 .1   Forfeitures

          In the event a Participant terminates prior to becoming 100% vested in his or her Employer Matching Contribution Account and Employer Discretionary
     Contribution Account, the non-vested portion shall be forfeited at the earlier of the following dates:

     ( )       the date the Participant receives a distribution of his or her vested portion of the Account (and for this purpose a totally non-vested Participant shall be deemed to receive a zero distribution upon termination of employment)
          and

     (a)       the occurrence of a five year Period of Severance.

          The amount forfeited shall equal the non-vested balance. Forfeitures shall first be used to restore Account balances as provided in Section 5.6.

 .2   Vesting Upon Reemployment

     ( )       Periods of Service

               If a nonvested Participant incurs a five year Period of
          Severance, his or her Periods of Service preceding the Period of Severance, shall be disregarded, and any amounts contributed to the Employer Matching
          Contribution Account and Employer Discretionary Contribution Account prior to the Periods of Severance shall be forfeited.  If a vested Participant incurs a
          Period of Severance of any length, all Periods of Service before and after the
          Period of Severance shall be aggregated for vesting purposes.

     (a)       Repayment

               If a Participant forfeited all or a portion of his or her
          Employer Matching Contribution Account and/or Employer Discretionary
          Contribution Account upon termination and he or she returns to Service prior to incurring a five year Period of Severance, effective July 1, 1994, the
          Participant may elect to repay the amount previously distributed from his or her
          Employer Matching Contribution Account and/or Employer Discretionary
          Contribution Account.  Such Participant may elect to repay his or her prior distribution before five years after the date of reemployment.  The forfeited amount shall be restored upon such repayment pursuant to Section 5.6.  Amounts repaid shall be 100% vested and shall be invested in the same manner as future contributions.  The Participant's Vesting Percentage will also apply to the amounts restored.

               If the Participant is reemployed as an Employee after incurring a five year Period of Severance, any amounts forfeited under this Article shall not be restored, separate Accounts will be established for all contributions allocated after the Participant's reemployment date, and the Participant's
          Period of Service after his reemployment date shall not increase the Vesting
          Percentage in his pre-Period of Severance Employer Matching Contribution Account
          and/or Employer Discretionary Contribution Account.

7                 -LIMITATION ON CONTRIBUTIONS


 .0   Maximum Annual Contribution to the Plan

          For purposes of this Section 8, the Employer and any Affiliated
     Companies shall be considered a single employer, to the extent required by the
     Code.

     ( )       Primary Rule

               Notwithstanding any other Plan provision to the contrary, the
          Annual Additions to a Participant's Accounts in this Plan and any other defined contribution plan maintained by the Employer shall not exceed the lesser of
          $30,000 or 25% of the Participant's compensation as defined in Code Section
          415(c)(3) for purposes of this Section 8 in any Plan Year.

     (a)       Annual Additions Defined

               For purposes of Section 8, the term "Annual Additions" for any Participant in any Plan Year means the sum of:

          ( )            the amount of Employer contributions and Participant Pre-tax
               Contributions and/or any after-tax contributions (if applicable) allocated to a
               Participant's Accounts;

          (i)            forfeitures allocated to the Participant's Accounts; and

          (ii)           with respect only to the $30,000 limitation, amounts attributable to retiree medical benefits on behalf of a Key Employee in a separate account in a welfare fund subject to Code Section 419A.

     (b)       Cost of Living

               The $30,000 limit prescribed above shall be automatically
          adjusted for cost-of-living increases, to the maximum permissible dollar limitation determined by the Commissioner of Internal Revenue.  The dollar amount applicable in computing the maximum contribution for any Participant shall be the dollar amount in effect for the calendar year in which the contribution is made.

     (c)       Remedy

               If, for any Plan Year, the Annual Additions exceed the foregoing limitations as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Eligible Compensation, or under limited facts and circumstances which the Commissioner of Internal Revenue finds justifies the availability of the remedy set forth in this subsection, the Annual Additions for a particular Participant which cause the limitation of Section 415 applicable to that limitation for the Limitation Year to be exceeded, the excess amount shall not be deemed Annual Additions in that Limitation Year, but rather shall be treated as follows:

          ( )            The excess amounts in the Participant's Account shall first be distributed or forfeited to the extent required herein.

          (i)            Next, any excess due to Participant Pre-tax Contributions and any gain thereon shall be distributed to the extent required to satisfy the limitation of Section 415.

          (ii)           Next, any additional excess due to the Participant's Pre-tax
               Contributions shall be used to reduce the Participant's Pre-tax Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the
               Limitation Year.

          (iii)          Finally, any amounts of such excess attributable to Employer contributions shall be used to reduce Employer contributions for the next
               Limitation Year (and succeeding Limitation Years, as necessary) for that
               Participant if that Participant is covered by the Plan as of the end of the
               Limitation Year.  However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan.
               Furthermore, the excess amounts must be used to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan.

               In the event the Plan terminates before all amounts remaining in the suspense account have been fully allocated to Participants' Accounts, the balance of the suspense Account shall be distributed to the Employer.

 .1   Additional Limitation Relating to Defined Benefit Plans

     ( )       For Participants who participate in the Plan and a defined benefit plan maintained by the Employer, the sum of (1) and (2) below for any calendar year may not exceed 1.0, as determined by the Administrative Committee.

                    (1)  The defined benefit plan fraction for any year is equal to the quotient of (i) divided by (ii) below expressed as a fraction:

                              (i)  The projected annual benefit, (determined by
                    projecting service, but not earnings, to normal retirement age) of the
                    Participant under the Plan determined as of the close of the year.

                              (ii) The lesser of: (a) 1.25 multiplied by the
                    dollar limitation in effect for defined benefit plans under Section 415 of the
                    Code for such year, or (b) 1.4 multiplied by 100% of the Participant's average annual Eligible Compensation from the Employer for the consecutive calendar years (not in excess of three such years) during which he was an active
                    Participant in the Plan and for which such average is highest.

                    (2)  The defined contribution plan fraction for any year is equal to the quotient of (i) divided by (ii) below expressed as a fraction:

                              (i)  The sum of the Annual Additions to the
                    Participant's Accounts for the current year, as of the close of the year, and for all prior years from and after the Employment Commencement Date.

                              (ii) The sum of the lesser of the following
                    amounts for such year and for each prior year of Service with the Employer
                    (regardless of whether a plan was in existence during those years): (a) 1.25 multiplied by the dollar limitation in effect for defined contribution plans under Section 415 of the Code for such year, or (b) 1.4 multiplied by 25% of a
                    Participant's Eligible Compensation for such year.

     (a)       Remedy

               If such sum exceeds 1.0, the benefit under the defined benefit plan shall be reduced to the extent necessary to satisfy the limitations of this section.


8                    -TOP HEAVY PROVISIONS


 .0   Scope

          Notwithstanding any Plan provision to the contrary, for any Plan Year in which the Plan is Top Heavy within the meaning of Section 416(g) of the Code, the provisions of this Section 9 shall govern to the extent they conflict with or specify additional requirements to the Plan provisions governing to the Plan provisions governing Plan Years which are not Top Heavy.

 .1   Top Heavy Status

     ( )       Top Heavy

               This Plan shall be "Top Heavy" if, as of the Determination Date,
          (1) the Present Value of Accrued Benefits of Key Employees, or (2) the sum of
          the Aggregate Accounts of Key Employees under this Plan and any plan of an
          Aggregation Group, exceeds sixty percent (60%) of the Present Value of the contributions to the Aggregation Group determined in accordance with Code
          Section 416(g) and regulations thereunder.

               The Present Value of Accrued Benefits and/or Aggregate Account
          balance of a Participant who was previously a Key Employee but is no longer a
          Key Employee (or his or her Beneficiary), shall not be taken into account for purposes of determining Top Heavy status.  Further, a Participant's Present
          Value of Accrued Benefits and/or Aggregate Account balance shall not be taken into account if he or she has not performed services for the Affiliated
          Companies as any time during the five year period ending on the Determination
          Date.

     (a)       Super Top Heavy

               This Plan shall be "Super Top Heavy" if, as of the Determination
          Date, (1) the Present Value of Accrued Benefits of Key Employees, or (2) the sum
          of the Aggregate Accounts of Key Employees under this Plan and any plan of an
          Aggregation Group, exceeds (90%) of the Present Value of the contributions to the Aggregate Accounts of all Participants under this Plan of an Aggregation
          Group.

     (b)       Determination Date

               Whether the Plan is Top Heavy for any Plan Year shall be
          determined as of the Determination Date.  "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

     (c)       Valuation Date

               "Valuation Date" means, for purposes of determining Top
          Heaviness, the Determination Date instead of the meaning set forth in Section 1.

     (d)       Aggregate Account

               "Aggregate Account" means, with respect to a Participant, the sum of:

          ( )            his or her account balances as of the Valuation Date;

          (i) contributions after the Valuation Date due as of the Determination Date;

          (ii)           distributions prior to the Valuation Date, made during the Plan
               Year that contains the Determination Date and the four preceding Plan Years.

     (e)       Present Value of Accrued Benefits

               The "Present Value of Accrued Benefits" with respect to a defined benefit plan shall be determined under the method used for accrual purposes in all defined benefit plans of the Affiliated Companies, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(i)C) of the Code.

     (f)       Key Employee

               "Key Employee" means an Employee or former Employee (and his or her Beneficiaries) who, at any time during the Plan Year containing the
          Determination Date or any of the four preceding Plan years, is included in one of the of the following categories as within the meaning of Section 411(i)(l) of the Code and regulations thereunder:

          ( )            an officer of the employer whose annual aggregate Eligible
               Compensation from the Affiliated Companies exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A) (as indexed), provided that no more than 50
               Employees shall be considered officers, or if less, the greater of 10% of the Em ployees or 3,

          (i)            one of the ten Employees owning the largest interest in the
               Employer who owns more than a 0.5% interest of the Employer, and whose annual aggregate Eligible Compensation from the Affiliated Companies exceeds the dollar limitation under Section 415(c)(1)(A) of the Code (as indexed),

          (ii)           an Employee who owns more than 5% of the Employer, or

          (iii)          an Employee who owns more than 1% of the Employer with annual aggregate Eligible Compensation from the Affiliated Companies that exceeds
               $150,000.

     (g)       Aggregation Group

               "Aggregation Group" means the group of plans that must be
          considered as a single plan for purposes of determining whether the plans within the group are Top Heavy (Required Aggregation Group), or the group of plans that may be aggregated for purposes of Top Heavy testing (Permissive Aggregation
          Group).  The Determination date for each plan must fall within the same calendar year in order to aggregate the plans.

          ( )            The Required Aggregation Group includes each plan of the
               Affiliated Companies in which a Key Employee is a participant in the Plan Year containing the Determination Date or any or the four preceding Plan Years, and each other plan of the Affiliated Companies which, during this period, enables any plan in which a Key Employee participates to meet the minimum participation standards or non-discriminatory contribution requirements of Code Sections
               401(a)(4) and 410.

          (i)            A Permissive Aggregation group may include any plan sponsored by an Affiliated Company, provided the group as a whole continues to satisfy the minimum participation standards and non-discriminatory contribution requirements of Code Sections 401(a)(4) and 410.

               Each plan belonging to a Required Aggregation Group shall be deemed Top Heavy, or non-Top Heavy in accordance with the group's status.  In a
          Permissive Aggregation Group that is determined Top Heavy only those plans that are required to be aggregated shall be Top Heavy.  In a Permissive Aggregation
          Group that is not Top Heavy, no plan in the group shall be Top Heavy.

 .2   Minimum Contribution

     ( )       General Rule

               For any Plan Year in which the Plan is Top Heavy, the total
          Employer contribution under Section 4.1 and any forfeitures allocated to any non-
          key Participant's account shall not be less than 3% of such Participant's
          Eligible Compensation.  Participant contributions under Section 4.1(a) are not
          Eligible Compensation.  Participant contributions under Section 4.1(a) are not considered when determining whether this 3% requirement is satisfied.

               However, in the event the Employer contributions and forfeitures allocated to each Key Employee's account do not exceed 3% of his or her Eligible
          Compensation, such Employer contributions and forfeitures for non-Key Employees are only required to equal the highest percentage of Eligible Compensation, including Participant Pre-tax Contributions under Section 4.1(a), allocated to any Key Employee's accounts for that Plan Year under any defined contribution plans sponsored by the Affiliated Companies.

               The minimum contribution must be made on behalf of all non-Key
          Participants who are employed on the last day of the Plan Year including non-Key
          Employees who (1) failed to complete a Year of Service, or (2) declined to make any mandatory contributions to the Plan or enter a salary deferral agreement.

     (a)       Special Two Plan Rule

               Where this Plan and a defined benefit plan belong to an Aggregation Group that is determined Top Heavy, the minimum contribution required under paragraph (a) above shall be increased to 5%.

 .3   Limitation to Annual Additions in Top Heavy Plan

          For any Top Heavy Plan Year in which the Employer does not make the extra minimum allocation provided below, 1.0 shall replace the 1.25 factor found in the denominators of the defined benefit and defined contribution plan fractions for purposes of calculating the combined limitation on benefits under a defined benefit and defined contribution plan pursuant to Section 415(e) of the Code (see Section 8.2).

          If this Plan is Top Heavy, but is not Super Top Heavy, the above referenced fractions set forth in Section 8.2 shall remain unchanged provided the Employer makes an extra minimum allocation for non-Key Participants.  The extra allocation (in addition to the minimum contribution set forth in Section
     9.3) shall equal at least one percent (1%) of a non-Key Participant's compensation.

 .4   Vesting

     ( )       Top Heavy Schedule

               For any Top Heavy Plan Year, each Participant who completes an
          Hour of Service in such Year shall become vested and have a nonforfeitable right to retirement benefits he or she has earned under the Plan in accordance with the vesting schedule set forth in Section 7.1(b).

     (a)       Return to Non-Top Heavy Status

               If the Plan becomes Top Heavy and ceases to be Top Heavy in any subsequent Plan year, the vesting schedule shall automatically revert to the vesting schedule in effect before the Plan became Top Heavy.  Such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan, and shall not cause a reduction of any Participant's nonforfeitable interest in the
          Plan on the date of such amendment.

               A Participant with three or more Years of Service with the
          Employer as of the end of the election period, may elect to remain covered by the Top Heavy vesting schedule.  The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

          ( )            the adoption date of the amendment

          (i)            the effective date of the amendment, or

          (ii)           the date the Participant receives written notice of the amendment
from the Administrative                      Committee.
9                 -ADMINISTRATION OF THE PLAN


 .0   Plan Administrator

          The Plan Administrator shall be the Employer which shall appoint an
     Administrative Committee composed of three or more persons which shall carry out the general administration of the Plan.  No Administrative Committee member who is an Employee shall receive compensation with respect to his or her services on the Administrative Committee.  Any member of the Administrative Committee may resign by delivering written resignation to the Board of Directors and to the
     Administrative Committee.  The Employer may remove or replace any member of the
     Administrative Committee at any time.

 .1   Organization and Procedures

          The Employer shall designate a chairman from the members of the
     Administrative Committee.  The Administrative Committee shall appoint a secretary, who may or may not be a member of the Administrative Committee.  The secretary shall have the primary responsibility for keeping a record of all meetings and acts of the Administrative Committee and shall have custody of all documents, the preservation of which shall be necessary or convenient to the efficient functioning of the Administrative Committee.  The chairman of the
     Administrative Committee shall be the agent of the Plan for service of process.
     All reports required by law may be signed by the chairman or another member of the Administrative Committee designated by the Committee, on behalf of all members of the Administrative Committee.

          The Administrative Committee shall act by a majority of its members in office and may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs.

 .2   Duties and Authority of Administrative Committee

     ( )       Administrative Duties

               The Administrative Committee shall perform all such duties as are necessary to supervise the administration of the Plan and to control its operation in accordance with the terms thereof, including, but not limited to, the following:

          ( )            Make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

          (i)            Interpret the provisions of the Plan and determine any question arising under the Plan, or in connection with the administration or operation thereof;

          (ii)           Determine all considerations affecting the eligibility of any
               Employee to be or become a Participant;

          (iii)          Determine eligibility for and amount of retirement benefits for any Participant;

          (iv) Authorize and direct the Trustee with respect to all disbursements of benefits under the Plan;

          (v)            Employ and engage such persons, counsel and agents and to obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provisions of the Plan.

     (a)       Investment Authority

               The Administrative Committee shall have the responsibility and authority with respect to the management, acquisition, disposition or investment of Plan assets to the extent such responsibility and authority is not delegated to an Investment Manager or Trustee, provided, however, that to the maximum extent permitted by applicable law, if Participants are entitled to direct investments from various investment subfunds, then the Administrative Committee shall not be responsible with respect to the designation of investments as among the available investment subfunds.

     (b)       General Authority

               The Administrative Committee shall have all powers necessary or appropriate to carry out its duties, including the full discretionary authority to interpret the provisions of the Plan and the facts and circumstances of claims for benefits.  Any interpretation or construction of or action by the
          Administrative Committee with respect to the Plan and its administration shall be conclusive and binding upon any and all parties and persons affected hereby, subject to the exclusive appeal procedure set forth in Section 10.7.

 .3   Expenses and Assistance

          All reasonable expenses which are necessary to operate and administer the Plan may be deducted from the Trust Fund or, at the election of the Employer, paid directly by the Employer.

 .4   Bonding and Insurance

          To the extent required by law, every Administrative Committee member, every fiduciary of the Plan and every person handling Plan funds shall be bonded.  The Administrative Committee shall take such steps as are necessary to assure compliance with applicable bonding requirements.  The Administrative
     Committee may apply for and obtain fiduciary liability insurance insuring the
     Plan against damages by reason of breach of fiduciary responsibility at the
     Plan's expense and insuring each fiduciary against liability to the extent permissible by law at the Employer's expense.

 .5   Commencement of Benefits

     ( )       Conditions of Payment

               Benefit payments under the Plan shall not be payable prior to the fulfillment of the following conditions:

          ( )            The Administrative Committee (or its delegatee) has been
               furnished with such applications, consents, proofs of birth, address, form of benefit election, spousal consent if required and other information the
               Administrative Committee deems necessary;

          (i)            The Participant is eligible to receive benefits under the Plan as determined by the Administrative Committee.

               The amount of benefit payable to a Participant of Beneficiary shall be determined under the terms of the Plan in effect at the time the
          Participant terminates employment.  The valuation of accounts after such employment termination shall be made in accordance with the terms of the Plan on each succeeding Valuation Date.  The time benefits commence to a Participant or
          Beneficiary and the form of payment shall be determined under the terms of the
          Plan in effect at the time benefits commence.

     (a)       Commencement of Payment

               Unless a Participant elects otherwise, the payment of benefits shall commence no later than 60 days after the end of the Plan Year in which the latest of the following occurs:

          ( )            the date the Participant attains age 65,

          (i)            the tenth anniversary of the year in which the Participant commenced participation in the Plan, or

          (ii)           the Participant terminates employment with the Employer;

               provided that payments shall not commence later than April 1, following the calendar year in which the Participant attains age 70-1/2, regardless of whether he or she remains in service after that date.

               If the information required in subparagraph (a) above is not available prior to the dates specified in subsections (i) through (iii) above, then the commencement of payments shall be delayed until no more than 60 days after the date the amount of such payment is ascertainable, but in no event shall payment be delayed beyond April 1 of the year following the calendar year in which the Participant attains age 70-1/2.

 .6   Appeal Procedure

     ( )       A claim for benefit payment shall be considered filed when an application form is submitted to the Administrative Committee (or its delegatee).

     (a)       Notice of Denial

               Any time a claim for benefits is wholly or partially denied, the
          Participant or Beneficiary (hereinafter "Claimant") shall be given written notice of such action within 90 days after the claim is filed, unless special circumstances require an extension of time for processing.  If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial 90 day period.  The extension shall not exceed
          180 days after the claim is filed.  Such notice will indicate the reason for denial, the pertinent provisions of the Plan on which the denial is based, an explanation of the claims appeal procedure set forth herein, and a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.

     (b)       Right to Request Review

               Any person who has had a claim for benefits denied by the
          Administrative Committee, or is otherwise adversely affected by action of the
          Administrative Committee, shall have the right to request review by the
          Administrative Committee.  Such request must be in writing, and must be made within 60 days after such person is advised of the Administrative Committee's action.  If written request for review is not made within such 60-day period, the Claimant shall forfeit his or her right to review.  The Claimant or a duly authorized representative of the Claimant may review all pertinent documents and submit issues and comments in writing.

     (c)       Review of Claim

               The Administrative Committee shall then review the claim.  It may hold a hearing if it deems it necessary and shall issue a written decision reaffirming, modifying or setting aside its former action within 60 days after receipt of the written request for review, or 120 days if special circumstances, such as a hearing, require an extension.  The Claimant shall be notified in writing of any such extension within 60 days following the request for review.
          A copy of the decision shall be furnished to the Claimant.  The decision shall set forth its reasons and pertinent plan provisions on which it is based.  The decision shall be final and binding upon the Claimant and the Administrative
          Committee and all other persons involved.

 .7        Plan Administration - Miscellaneous

     ( )       Limitations on Assignments

               Benefits under the Plan may not be assigned, sold, transferred, or encumbered, and any attempt to do so shall be void.  The interest of a
          Participant in benefits under the Plan shall not be subject to debts or liabilities of any kind and shall not be subject to attachment, garnishment or other legal process, except as provided in Section 10.9 relating to Domestic
          Relations Orders, or otherwise permitted by law.

     (a)       Masculine and Feminine, Singular and Plural

               Whenever used herein, pronouns shall include the opposite gender, and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

     (b)       No Additional Rights

               No person shall have any rights in or to the Trust Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan.  Neither the establishment of the Plan, the granting of a retirement allowance nor any action of the Employer or the Administrative
          Committee shall be held or construed to confer upon any person any right to be continued as an Employee, or, upon dismissal, any right or interest in the Trust
          Fund other than as herein provided.  The Employer expressly reserves the right to discharge any Employee at any time.

     (c)       Governing Law

               This Plan shall be construed in accordance with applicable federal law and the laws of the State of California.

     (d)       Severability

               If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan which shall be construed as if said illegal or invalid provision had never been included.

     (e)       Facility of Payment

               In the event any benefit under this Plan shall be payable to a person who is under legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Administrative Committee may direct payment of such benefit to a duly appointed guardian, committee or other legal representative of such person or in the absence of a guardian or legal representative, to a custodian for such person under a Uniform Gift to Minors
          Act or to any relative of such person by blood or marriage, for such person's benefit.  Any payment made in good faith pursuant to this provision shall fully discharge the Employer, the Administrative Committee and the Plan of any
          liability to the extent of such payment.

     (f)       Correction of Errors

               Any Employer contribution to the Trust Fund made under a mistake of fact (or investment proceeds of such contribution if a lesser amount) shall be returned to the Employer within one year after payment of the contribution.

               In the event an incorrect amount is paid to a Participant or
          Beneficiary, any remaining payments may be adjusted to correct the error.  The
          Administrative Committee may take such other action it deems necessary and equitable to correct any such error.

     (g)       Missing Persons

               In the event a distribution is required to commence under Section
          6.1 and the Participant or Beneficiary cannot be located, the Participant's
          Account shall be forfeited on the last day of the Plan Year following the Plan
          Year in which distribution was supposed to commence pursuant to Section 5.6.

               If the affected Participant or Beneficiary later contacts the
          Employer, his or her Account shall be reinstated and distributed as soon as practical.  The Employer shall reinstate the amount forfeited by making a special Employer contribution equal to such amount and allocating it to the affected Participant's or Beneficiary's Account.  Such reinstatement shall not be considered an annual addition for purposes of the limitations on contributions on benefits pursuant to Code Section 415.

               Prior to forfeiting any Account, the Employer shall attempt to contact the Participant or Beneficiary by return receipt mail at his or her last known address according to the Employer's records, and by the letter forwarding services offered through the Internal Revenue Service, or the Social Security
          Administration, or such other means as the Administrative Committee deems appropriate.

     (h)       Spousal Consent

               In the event spousal consent is required for any Plan purpose, such consent shall acknowledge the effect of the consent, the consent must be in writing, and it must be witnessed by a notary public or a plan representative;
          provided, written consent will not be required if the Participant establishes to the satisfaction of the Employer that no spouse exists, or the spouse cannot be located.

 .8   Domestic Relations Orders

          Notwithstanding any Plan provisions to the contrary, benefits under the Plan may be paid to someone other than the Participant or Beneficiary pursuant to a Qualified Domestic Relations Order, in accordance with Section
     414(p) of the Code. A Qualified Domestic Relations Order is a judgement, decree, or order ("Order") (including approval of a property settlement agreement) that:

     ( )       relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a
          Participant;

     (a) is made pursuant to a state domestic relations law (including a community property law);

     (b)       creates or recognizes the existence of alternative payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan;

     (c)       specifies the name and last known address of the Participant and each alternate payee;

     (d) specifies the amount or method of determining the amount of benefit payable to an alternate payee;

     (e)       names each plan to which the order applies;

     (f) does not require any form, type or amount of benefit not otherwise provided under the Plan;

     (g)       does not conflict with a prior Domestic Relations Order that meets the
          other requirements of this         section.

          Payments to an alternate payee pursuant to a Qualified Domestic
     Relations Order may commence at any time as set forth in the order, regardless of the Participant's age or whether the Participant terminates or continues employment.

          The Administrative Committee shall determine whether an order meets the requirements of this section within a reasonable period after receiving an order.  The Administrative Committee shall notify the Participant and any alternate payee that an order has been received.  Any amounts which are to be paid pursuant to the order, during the period while its qualified status is being determined, shall be held in a separate account under the Plan for any alternate payee pending determination that an order meets the requirements of this section.  After receiving and determining an order to be a Qualified
     Domestic Relations Order as described above, the Administrative Committee shall instruct the Trustee to make an immediate distribution to the alternate payee of the benefits due under the terms of the order.  If within eighteen months after such a separate account is established, the order has not been determined to be a qualified Order, the amount in the separate account shall be distributed to or credited back to the account of the individual who would have been entitled to such amount had there been no order.


 .9   Plan Qualification

          Any modification or amendment of the Plan may be made retroactive, as necessary or appropriate, to establish and maintain a "qualified plan" pursuant to Section 401 of the Code, and ERISA and regulations thereunder and exempt status of the Trust Fund under Section 501 of the Code.

 .10  Deductible Contribution

          Notwithstanding anything herein to the contrary, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one year following a final determination of the disallowance, demand repayment of such disallowed contribution and the Trustee shall return such contribution less any losses attributable thereto to the Employer within one year following the disallowance.

 .11  Rollovers

          An Employee may request in writing that the Administrative Committee permit acceptance of a rollover amount which was distributed from another quali fied plan or conduit Individual Retirement Account (IRA).  The amount must be rolled over by the Employee within 60 days of receiving the distribution from the other plan or conduit IRA.  The Administrative Committee shall have total discretion over acceptance of such amounts into this Plan; provided, rollovers of any type of property other than cash will not be accepted.  In the event an
     Employee is permitted to contribute a rollover amount, such amount shall be allocated to a separate, fully vested account and subject to the same terms of the Plan as other amounts in a Pre-Tax Contribution Account.  An Employee shall elect at the time of the rollover, the investment fund from the currently available funds in the plan into which such rollover amount shall be invested pursuant to the terms set forth in Section 5.2.

          If the Employee never satisfies the requirements of Section 1.10 and
     Section 2, the Employee shall be considered a Participant only with respect to the rollover amount, and such amount shall be distributed in a lump sum upon termination of employment.
10                 -AMENDMENT AND TERMINATION


 .0   Amendment - General

          The Employer shall have the right to amend, terminate, or partially terminate this Plan at any time subject to any advance notice or other requirements of ERISA.

 .1   Amendment - Consolidation or Merger

          In the event the Plan's assets and liabilities are merged into, transferred to or otherwise consolidated with any other retirement plan, then such action must be accomplished so as to ensure that each Participant would (if the other retirement plan then terminated) receive a benefit immediately after the merger, transfer or consolidation, which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, transfer or consolidation (as if the Plan had then terminated).
     This provision shall not be construed as limiting the powers of the Employer to appoint a successor Trustee.

 .2   Termination of the Plan

          The termination of the Plan shall not cause or permit any part of the
     Trust Fund to be diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, or cause or permit any portion of the
     Trust Fund to revert to or become the property of the Employer at any time prior to the satisfaction of all liabilities with respect to the Participants, except as otherwise provided by applicable law.

          Upon termination of this Plan, the Administrative Committee shall continue to act for the purpose of complying with the preceding paragraph and shall have all power necessary or convenient to the winding up and dissolution of the Plan as herein provided.  While so acting, the Administrative Committee shall be in the same status and position with respect to other persons as if the
     Plan remained in existence.

 .3   Allocation of the Trust Fund on Termination of Plan

          In the event of a complete or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, with respect to all
     Participants or a specified group or groups of Participants, the Trustee shall allocate and segregate a proportionate interest in the Trust Fund for the benefit of affected Participants.

          All Accounts accrued by the affected Participants shall be 100% vested and non-forfeitable.  The Administrative Committee shall direct the Trustee to allocate the assets of the Trust Fund to those affected Participants.

11                          -FUNDING


 .0   Contributions to the Trust Fund

          As a part of this Plan the Employer shall maintain a Trust Fund. From time to time, the Employer shall make contributions to the Trust Fund in accordance with Section 4.

 .1   Trust Fund for Exclusive Benefit of Participants

          The Trust Fund is for the exclusive benefit of Participants.  Except as provided in Sections 4.5 (Return of Contributions), 10.9 (Domestic Relations
     Orders) and 10.11 (Deductible Contribution), no portion of the Trust Fund shall be diverted to purposes other than this or revert to or become the property of the Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

 .2   Trustee

          As a part of this Plan, the Employer has entered into an agreement with a Trustee who is designated by the Board of Directors.  The Employer has the power and duty to appoint the Trustee and it shall have the power to remove the Trustee and appoint successors at any time.  As a condition to exercising its power to remove any Trustee hereunder, the Employer must first enter into an agreement with a successor Trustee.

 .3   Investment Manager

          The Administrative Committee has the power to appoint, remove or change from time to time an Investment Manager to direct the investment of all or a portion of the Trust Fund held by the Trustee.  For purposes of this section "Investment Manager" shall mean any fiduciary (other than the Trustee)
     who:

     ( )       has the power to manage, acquire, or dispose of any asset of the Plan;

     (a)       is either:

          ( )            registered as an investment advisor under the Investment Advisors
               Act of 1940, or

          (i)            is a bank, or

          (ii)           is an insurance company qualified under the laws of more than one state to perform the services described in subparagraph (a); and

     (b)       has acknowledged in writing that he, she or it is a fiduciary with respect to the Plan.
12                        -FIDUCIARIES


 .0   Limitation of Liability of the Employer and Others

          To the extent permitted by law, no Participant shall have any claim against the Employer, or the Administrative Committee, or against their directors, officers, members, agents or representatives, for any benefits under the Plan, and such benefits shall be payable solely from the Trust Fund; nor shall the Employer, nor the Administrative Committee or their directors, officers, members, agents or representatives incur any liability to any person for any action taken or suffered or omitted to be taken by them under the Plan in good faith.

 .1   Indemnification of Fiduciaries

          In order to facilitate the recruitment of competent fiduciaries, the
     Employer adopting this Plan agrees to provide the indemnification as described herein.  This provision shall apply to Employees who are considered Plan fiduciaries including without limitation, Administrative Committee members, any agent of the Administrative Committee, or any other officers, directors or
     Employees.  Notwithstanding the preceding, this provision shall not apply and indemnification will not be provided for any Trustee or Investment Manager appointed as provided in this Plan.

 .2   Scope of Indemnification

          The Employer agrees to indemnify an Employee fiduciary as described above for all acts taken in good faith in carrying out his or her responsibilities under the terms of this Plan or other responsibilities imposed upon such fiduciary by ERISA.  This indemnification for all acts is intentionally broad but shall not provide indemnification for embezzlement or diversion of Plan assets for the benefit of the Employee fiduciary.  The
     Employer agrees to indemnify Employee fiduciaries described herein for all ex penses of defending an action by a Participant, Beneficiary or government entity, including all legal fees for counsel selected with the consent of the
     Employer and other costs of such defense.  The Employer will also reimburse an
     Employee fiduciary for any monetary recovery in any court or arbitration proceeding.  In addition, if the claim is settled out of court with the concur rence of the Employer, the Employer will indemnify an Employee fiduciary for any monetary liability under said settlement.  The Employer shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this Section 13.3 applies.  The Employer may satisfy its obligations under this Section 13.3 in whole or in part through the purchase of a policy or policies of insurance providing equivalent protection.


     The AST Research, Inc., Profit Sharing Plus Plan is amended and restated effective as set forth herein.


     IN WITNESS WHEREOF, the Employer has caused this Plan to be duly executed on this 13th day of December 1995.

                                                  AST RESEARCH, INC.

                                                  By:    \s\Dennis Leibel
                                                  Title: Senior Vice President,
                                                         Legal, Administration
                                                         and Secretary